CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated October 28, 1998, which is incorporated by reference, in this Registration Statement (Form N-1A 33-50379) of Dreyfus Institutional Short-Term Treasury Fund.




                                       ERNST & YOUNG LLP


New York, New York
November 30, 1998